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                                                    Exhibit 23.1
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                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comcast Corporation on Form S-8 of our report dated February 29, 1996 appearing in the Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
July 18, 1996